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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of HomeCom Communications, Inc. of our report, dated June 4, 1999, on our audits of the financial statements of Premier Financial Services, Inc., First Institutional Marketing, Inc., and All Things Financial, Inc. We also consent to the reference to our firm under the caption "Experts."


Andrew Shebay & Company, PLLC
Houston, Texas
January 24, 2000